Exhibit 21





                    SUBSIDIARIES OF CORDIS CORPORATION



The significant subsidiaries of the Registrant, all of which are included in the Consolidated Financial Statements, are as follows:



                                                     Jurisdiction
                                                          of
  Name                                               Incorporation


Cordis International Corporation............................  Delaware


Cordis Holding B.V..........................................  The Netherlands


Cordis Europa N.V...........................................  The Netherlands